UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

SOLLENSYS CORP
(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Rd. NE, Suite 120

Palm Bay, FL 32905

(Address of principal executive offices)

(866) 438-7657

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2021, Sollensys Corp (the “Company”) entered into that certain Merger Agreement (“Merger Agreement”) by and among (i) the Company; (ii) S-CC Merger Sub, Inc., an Arkansas corporation and a wholly owned subsidiary of the Company (“S-CC Merger Sub”); (iii) S-Solutions Merger Sub, Inc., an Arkansas corporation and a wholly owned subsidiary of the Company (“S-Solutions Merger Sub”); (iv) Celerit Corporation, an Arkansas corporation (“Celerit”); (v) Celerit Solutions Corporation, an Arkansas corporation (“Celerit Solutions”); and (vi) Terry Rothwell (“Shareholder”).

Pursuant to the terms of the Merger Agreement, on the closing date, (i) Celerit will merge with and into S-CC Merger Sub, with Celerit surviving, (ii) Celerit Solutions will merge with and into S-Solutions Merger Sub, with Celerit Solutions surviving, and (iii) the Shareholder will receive from the Company certain cash consideration and other consideration as set forth in the Merger Agreement (the “Merger”), on the terms and subject to the conditions set forth therein, including but not limited to payment by the Company of (a) the sum of $4,440,000 in cash, and (b) 3,000,000 shares of the Company’s common stock.

Celerit, together with its affiliate Celerit Solutions, are an IT services business with a world class customer success department serving the financial sector since 1985. The Merger is being effected to further the Company’s mission to create a safe and immutable environment, in conjunction with Celerit and Celerit Solutions, for the future of banking.

Pursuant to the terms of the Merger Agreement, the Company expects to enter into a Purchase Agreement (“Purchase Agreement”) by and among (i) the Company; (ii) CRE Holdings LLC, an Arkansas limited liability company (“CRE”); and (iii) Terry Rothwell and George Rothwell, the sole members of CRE (together, the “Rothwells”). The Company expects that the Purchase Agreement will stipulate the terms of the acquisition of four real property parcels owned by CRE, as well as one real property parcel owned by the Rothwells, for a total purchase price of $5,560,000 (the “Real Estate Acquisition”). Included within the combined five real property parcels are Celerit’s and Celerit Solutions’ administrative offices, data center, as well as three vacant land parcels.

The Merger Agreement includes customary representations, warranties and closing conditions.

Neither the Merger nor the Real Estate Acquisition have closed yet, however pursuant to the terms of the Merger Agreement, they are expected to close substantially simultaneously.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 29, 2021, the Company issued a press release announcing the Company’s entry into the Merger Agreement.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*

Merger Agreement, dated as of October 26, 2021, by and among (i) the Company; (ii) S-CC Merger Sub, Inc.; (iii) S-Solutions Merger Sub, Inc.; (iv) Celerit Corporation; (v) Celerit Solutions Corporation; and (vi) Terry Rothwell.

99.1**	Press release of the registrant dated October 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith.

**Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP

Dated: October 29, 2021	By:	/s/ Donald Beavers
Donald Beavers Chief Executive Officer

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